Exhibit 10.1

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BETWEEN

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

AND

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

This Agreement (this “Agreement”) is made this [•] day of [•] 2019, by and between NEW MOUNTAIN GUARDIAN III BDC, L.L.C., a Delaware limited liability company (the “Fund”), and NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C., a Delaware limited liability company (the “Adviser”).

WHEREAS, the Fund is a closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and

WHEREAS, the Fund desires to retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.             Duties of the Adviser.

(a)           The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Directors of the Fund (the “Board”), for the period and upon the terms herein set forth. In the performance of its duties, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Fund; (ii) any other applicable provision of law; (iii) the provisions of the limited liability company agreement (the “LLC Agreement”) of the Fund, as amended and/or restated from time to time; (iv) the investment objectives, policies and restrictions applicable to the Fund, as they may be amended from time to time by the Board upon written notice to the Adviser; and (v) any other policies and determinations of the Board provided in writing to the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) execute, monitor and service the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Fund; and (vii) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b)           The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)           The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(d)           The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Fund’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records.

2.             Fund’s Responsibilities and Expenses Payable by the Fund.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund, including salaries of the Adviser’s employees and senior advisors (excluding salary, benefits, directors’ fees, stock options and other compensation received by senior advisors for serving on board of directors, serving in executive management roles or performing the functional equivalent of such roles) and other expenses incurred in maintaining the Adviser’s place of business.

The Fund will bear all legal and other expenses costs and expenses incurred in connection with the Fund’s formation and organization and the offering of the units of limited liability company interests of the Fund (“Units”), including (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the management fee) all out-of-pocket legal, tax (including U.S. federal, state, local and foreign taxes), accounting, printing, data room, consultation, administrative, travel, meal, accommodation and U.S. and non-U.S. filing fees and expenses of the Fund or the Adviser (including with respect to any registration or licensing of the Fund or the Adviser for marketing under any national private placement or similar regime outside of the United States including those in member states of the European Union).

In addition to Base Management Fees and Incentive Fee, except as noted above, the Fund will bear all other costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Fund, subject to the above cap, as described further in the LLC Agreement.

3.             Compensation of the Adviser.

(a)           The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Fund may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.

(b)           The Base Management Fee shall be calculated at an annual rate of 1.15% of the Fund’s Managed Capital (as defined below) as of the last day of the applicable quarter. For the period from the date of this Agreement through June 30, 2020, the Base Management Fee shall be reduced by 50% (for the avoidance of doubt, this results in a Base Management Fee of 0.575% of the Fund’s Managed Capital through June 30, 2020). For services rendered under this Agreement, the Base Management Fee will be payable quarterly in arrears. “Managed Capital” means the aggregate Contributed Capital from all Unitholders (including any outstanding borrowings under any subscription line drawn in lieu of capital calls) less any return of capital distributions and less any cumulative realized losses since inception (calculated net of any subsequently reversed realized losses and net of any realized gains). “Contributed Capital” means, with respect to an investor holding capital commitments, the aggregate amount of capital contributions from such investor’s capital commitments that have been funded by such investor to purchase Units. For the avoidance of doubt, Contributed Capital will not take into account distributions of the Fund’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) to the investors. Base Management Fees for any partial month or quarter will be appropriately prorated.

(c)           The Incentive Fee shall consist of two parts as follows:

(i)            One part of the Incentive Fee (the “Income Incentive Fee”) will be calculated and payable quarterly in arrears based on the Fund’s Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from Portfolio Companies) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Fund’s administration agreement, and any interest expense and distributions paid on any issued and outstanding preferred units, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7.0% annualized), subject to a “catch-up” provision measured as of the end of each calendar quarter. The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.75% (the “preferred return” or “hurdle”); (2) 100% of the Fund’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 2.059% in any calendar quarter (8.235% annualized); this portion of the Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 2.059%) is referred to herein as the “catch-up.” The “catch-up” is meant to provide the Adviser with an incentive fee of 15% on all of the Fund’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.059% in any calendar quarter; and (3) 15% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.059% in any calendar quarter (8.235% annualized) payable to the Adviser once the hurdle is reached and the catch-up is achieved, (15% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser). These calculations will be appropriately prorated for any period of less than three months and adjusted for any equity capital raises or repurchases during the relevant calendar quarter.

(ii)           The second part of the Incentive Fee (“Incentive Fee on Capital Gains”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s cumulative realized capital gains computed net of all realized capital losses and unrealized capital depreciation since inception (“Cumulative Net Realized Gains”) based on the waterfall below:

(A) First, no Incentive Fee is payable to the Adviser on Cumulative Net Realized Gains until total return of capital distributions, distributions of net investment income and distributions of net realized capital gains to Unitholders is equal to total Contributed Capital;

(B) Second, no incentive is payable to the Adviser on Cumulative Net Realized Gains until the Fund has paid cumulative distributions equal to an annualized, cumulative internal rate of return of 7% on the total contributed capital to the Fund calculated from the date that each such amount was due to be contributed to the Fund until the date each such distribution is paid;

(C) Third, upon a distribution that results in cumulative distributions exceeding the amounts in clause (A) and (B) above, an Incentive Fee on Capital Gains payable to the Adviser equal to 100% of the amount of Cumulative Net Realized Gains until the Adviser has received (together with amounts the Adviser has received under Income Incentive Fees) an amount equal to 15% of the sum of (x) the cumulative distributions to Unitholders made pursuant to clause (B) above, (y) Income Incentive Fee paid to the Adviser and (z) amounts paid to the Adviser pursuant to this clause (C); and

(D) Thereafter, an Incentive Fee on Capital Gains equal to 15% of additional undistributed Cumulative Net Realized Gains;

provided that, in no event will the Incentive Fee on Capital Gains paid to the Adviser exceed the amount permitted by Section 205(b)(3) of the Advisers Act.

(d)           Upon termination of the Fund, the Adviser shall be required to return an amount of the Incentive Fee to the Fund (the “Clawback Amount”) to the extent that: (i) the Adviser has received a cumulative Incentive Fee in excess of 15% of the sum of (A) the Fund’s cumulative distributions other than return of capital contributions and (B) the cumulative Incentive Fee paid to the Adviser; or (ii) the Unitholders have not received a 7% cumulative internal rate of return, in both instances, determined on an aggregate basis covering all transactions of the Fund; provided that in no event shall the Clawback Amount be more than the Incentive Fee received by the Adviser less taxes paid or payable by the Adviser and its direct and indirect owners with respect to such Incentive Fee determined using the Assumed Tax Rate.

The “Assumed Tax Rate” will mean the highest combined effective marginal U.S. federal (including Medicare tax), state and local tax rates applicable to individuals that are resident in New York, New York and taking into account deductibility of state and local taxes for U.S. federal income tax purposes and the character of such income and the rate applicable to the imposition of any entity-level taxes.

(e)           The Adviser or its Affiliates (as defined in the LLC Agreement) may from time to time receive compensation from a company in which the Fund holds an investment, including monitoring fees, financial arranging services, loan administration or servicing, break-up fees, directors’ fees and/or other similar advisory fees (collectively, “Transaction Fees”). To the extent the Adviser or its Affiliates receive any Transaction Fees, the Base Management Fee (and, if necessary, the Incentive Fee) shall be reduced by the allocable portion of such fees attributable to the Fund, as determined pro rata based on the amount of capital committed to the relevant investment by the Fund, any other funds or accounts managed by the Adviser and its Affiliates and/or any account owned or controlled by the Adviser or an Affiliate.

4.             Covenants of the Adviser.

(a)           The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

(b)           The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.             Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio.

6.             Limitations on the Employment of the Adviser.

The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and Unitholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as Unitholders or otherwise.

7.             Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, officer, senior advisor and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.             Limitation of Liability of the Adviser; Indemnification.

The Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, shall not be liable to the Fund for any error of judgment or mistake of law or for any action taken or omitted to be taken by the Adviser or for any loss suffered by the Fund in connection with the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, (a) any liability or losses arising solely from a claim between or among Indemnified Parties or (b) any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of (i) breach of the LLC Agreement or this Agreement, (ii) willful misfeasance, bad faith, fraud or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder), or (iii) violation of any law, including, but not limited to, violation of any federal or state securities law, that has a material adverse effect on the Fund (collectively, “Disabling Conduct”). The Adviser shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser had reasonable cause to believe its conduct was unlawful.

9.             Effectiveness, Duration and Termination of Agreement.

(a)           This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (B) the vote of a majority of the Fund’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. Notwithstanding the foregoing, this Agreement may be terminated (i) by the Fund at any time, without the payment of any penalty, upon giving the Adviser 60 days’ written notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the directors of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or (ii) by the Adviser on 60 days’ written notice to the Fund (which notice may be waived by the Fund).

(b)           This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10.          Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.          Amendments.

This Agreement may be amended by mutual written consent, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

12.          Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

By:
Name:
Title:

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

By:
Name:
Title: